As filed with the U.S. Securities and Exchange Commission on December 31, 2020

Registration No. 333-251419

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hamilton Lane Alliance Holdings I, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6770	85-3019776
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1 Presidential Blvd., Floor 4

Bala Cynwyd, PA 19004

Telephone: (610) 934-2222

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Andrea Kramer

Chief Executive Officer

Hamilton Lane Alliance Holdings I, Inc.

1 Presidential Blvd., Floor 4

Bala Cynwyd, PA 19004

Telephone: (610) 934-2222

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Paul D. Tropp Michael R. Littenberg Ropes & Gray LLP 1211 Avenue of the Americas New York, New York 10036 Telephone: (212) 596-9000	Richard D. Truesdell, Jr. Derek J. Dostal Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Telephone: (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant(2)	23,000,000 Units	$10.00	$230,000,000	$25,093
Shares of Class A common stock included as part of the units(3)	23,000,000 Shares	-	-	-	(4)
Redeemable warrants included as part of the units(3)	7,666,667 Warrants	-	-	-	(4)
Total			$230,000,000	$25,093	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 3,000,000 units, consisting of 3,000,000 shares of Class A common stock and 1,000,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(4)	No fee pursuant to Rule 457(g).
(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Hamilton Lane Alliance Holdings I, Inc. is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-251419) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. The list of exhibits is set forth beginning on page ii-2 of this registration statement is incorporated herein by reference

Exhibit index

Exhibit	Description
1.1	Form of Underwriting Agreement
3.1	Certificate of Incorporation*
3.2	Form of Amended and Restated Certificate of Incorporation*
3.3	Bylaws*
4.1	Specimen Unit Certificate*
4.2	Specimen Class A Common Stock Certificate*
4.3	Specimen Warrant Certificate (included in Exhibit 4.4)
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
5.1	Opinion of Ropes & Gray LLP
10.1	Form of Letter Agreement among the Registrant, the Sponsor, the officers and directors of the Registrant and the other signatories thereto
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant*
10.3	Founder Shares Subscription Agreement, dated September 22, 2020, between the Registrant and HL Alliance Holdings Sponsor LLC*
10.4	Form of Warrant Purchase Agreement between the Registrant and HL Alliance Holdings Sponsor LLC
10.5	Form of Registration Rights Agreement between the Registrant and certain securityholders
10.6	Form of Indemnification Agreement
10.7	Promissory Note issued in favor of HL Alliance Holdings Sponsor LLC, dated September 22, 2020*
23.1	Consent of WithumSmith+Brown, PC*
23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)
99.1	Consent of Thomas Allingham, Director Nominee*
99.2	Consent of Holly Flanagan, Director Nominee*
99.3	Consent of Arlene Yocum, Director Nominee*

* Previously filed.

Signatures

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 31, 2020.

HAMILTON LANE ALLIANCE HOLDINGS I, INC.

By:	/s/ Andrea Kramer
Name:	Andrea Kramer
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrea Kramer	Chief Executive Officer (Principal Executive Officer)	December 31, 2020
Andrea Kramer

/s/ Atul Varma	Chief Financial Officer (Principal Financial and Accounting Officer)	December 31, 2020
Atul Varma

/s/ Hartley R. Rogers	Chairman of the Board	December 31, 2020
Hartley R. Rogers